UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

DIONEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-11250	94-2647429
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1228 Titan Way, Sunnyvale, CA	94088
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 737-0700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
On October 26, 2010, the Company held its Annual Meeting at the Company headquarters located at 501 Mercury Drive, Sunnyvale, CA 94085. The final voting results for each of the proposals submitted to a vote of security holders at the Annual Meeting are set forth below.
Proposal 1. The election of six members to the board of directors, each to serve until the 2011 annual meeting of stockholders and until his successor is duly elected and qualifies.

	For Votes	Withheld	Broker Non-votes
David L. Anderson	14,199,226	383,987	864,844
A. Blaine Bowman	14,172,709	410,504	864,844
Roderick McGeary	14,278,895	304,318	864,844
Riccardo Pigliucci	14,210,845	372,368	864,844
Michael W. Pope	14,300,867	282,346	864,844
Frank Witney	14,454,498	128,715	864,844
Proposal 2. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2011.

For Votes	Against	Abstentions	Broker Non-votes
15,290,257	137,482	20,318	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIONEX CORPORATION

Dated: October 29, 2010

By: /s/ Craig A. McCollam
Craig A. McCollam
Executive Vice President, Finance and
Administration and
Chief Financial Officer